UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 7, 2016

CORELOGIC, INC.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Pacifica, Irvine, California	92618-7471
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 214-1000
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
On April 7, 2016, CoreLogic, Inc., a Delaware corporation (“CoreLogic” or the “Company”), through CoreLogic Solutions, LLC, a California limited liability company and wholly owned subsidiary of CoreLogic (“CoreLogic Solutions”), and CoreLogic Acquisition Co., Inc., a Mississippi corporation and wholly owned subsidiary of CoreLogic Solutions (“Acquisition Co”), entered into a First Amendment (the “Amendment”) to that certain Agreement and Plan of Merger dated December 17, 2015 (the “Merger Agreement”) between CoreLogic Solutions, Acquisition Co, FNC Holding Company, Inc., a Mississippi corporation (“Holdco”), and Dennis S. Tosh, Jr., an individual resident of Mississippi, solely in his capacity as Shareholder Representative. The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Acquisition Co will be merged with and into Holdco, with Holdco continuing as the surviving corporation and a wholly owned subsidiary of CoreLogic Solutions (the “Merger”).
The Amendment primarily amends the Merger Agreement to (i) reduce the amount of cash consideration to be received as consideration for the Merger from $475 million to $400 million, subject to certain adjustments in accordance with the terms set forth in the Merger Agreement (the “Initial Cash Consideration”), and (ii) provide for a potential additional cash payment of up to $75 million in 2018 in the event Holdco and its subsidiaries meet certain revenue targets for fiscal year 2017. The adjustment in the Initial Cash Consideration was negotiated in connection with the expected loss of revenue and earnings from a Holdco customer resulting from that Holdco customer’s election to in-source certain technology products and services previously provided by Holdco.
The closing of the transaction is conditioned upon customary closing conditions, including (i) the expiration of the waiting period of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 which occurred on March 7, 2016 and (ii) approval by Holdco’s shareholders. The Merger Agreement, as amended, also includes customary termination rights of the parties. The Merger is expected to close by the end of April 2016.
The foregoing description of the Merger Agreement and the Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Merger Agreement, which was filed as Exhibit 2.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference herein, and the Amendment, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

2.1	First Amendment to Agreement and Plan of Merger, dated as of April 7, 2016, by and among CoreLogic Solutions, LLC, CoreLogic Acquisition Co., Inc., FNC Holding Company, Inc. and Dennis S. Tosh, Jr.*

* Annexes have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally copies of any of the omitted annexes upon request by the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CORELOGIC, INC.

Date:	April 8, 2016	By:	/s/ FRANK D. MARTELL
		Name:	Frank D. Martell
		Title:	Chief Operating and Financial Officer